As filed with the Securities and Exchange Commission on March 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sientra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5551000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200 Santa Barbara, CA 93117	93117
(Address of principal executive offices)	(Zip code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Hani Zeini

Founder, President and Chief Executive Officer

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Thomas Hopkins, Esq. Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, CA 90401 (310) 883-6400

Matthew Pigeon

Chief Financial Officer and Treasurer

Joel Smith, Esq.

General Counsel, Secretary and

Chief Compliance Officer

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
2014 Equity Incentive Plan Common Stock, $0.01 par value per share	298,259 shares	(2)	$18.58	(3)	$5,541,652.22	(3)	$643.94
2014 Employee Stock Purchase Plan Common Stock, $0.01 par value per share	149,129 shares	(4)	$18.58	(3)	$2,770,816.82	(3)	$321.97
Total	447,388 shares		N/A		$8,312,469.04		$965.91

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)               Represents 298,259 shares of Common Stock that became available for issuance on January 1, 2015 under the 2014 Plan pursuant to an evergreen provision of the 2014 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 Plan on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The number of shares added each year will be equal to: (a) 4% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(3)               This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices of the Registrant’s Common Stock on March 13, 2015 as reported the NASDAQ Global Select Market.

(4)               Represents 149,129 shares of Common Stock that became available for issuance on January 1, 2015 under the 2014 ESPP pursuant to an evergreen provision of the 2014 ESPP. The 2014 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 ESPP on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 3,000,000 shares of Common Stock; or (c) a lesser number of shares of Common Stock as is determined by the Board for the applicable year.

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2014 Plan and ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 29, 2014 (File No. 333-199684). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, an independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1(4)†	2007 Equity Incentive Plan and forms of award agreements thereunder.

99.2(5)†	2014 Equity Incentive Plan and forms of award agreements thereunder.

99.3(6)†	2014 Employee Stock Purchase Plan.

(1)              Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(2)              Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(3)              Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(4)              Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on September 19, 2014, as amended, and incorporated herein by reference.

(5)              Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(6)              Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

*                      Filed herewith.

†                      Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on March 19, 2015.

SIENTRA, INC.

By:	/s/ Hani Zeini
Hani Zeini
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Hani Zeini and Matthew Pigeon, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

	President, Chief Executive Officer and Director	March 19, 2015
/s/ Hani Zeini	(Principal Executive Officer)
Hani Zeini
	Chief Financial Officer and Treasurer	March 19, 2015
/s/ Matthew Pigeon	(Principal Financial and Accounting Officer)
Matthew Pigeon
	Director	March 19, 2015
/s/ Nicholas Simon
Nicholas Simon
	Director	March 19, 2015
/s/ Rishi Gupta
Rishi Gupta
	Director	March 19, 2015
/s/ Timothy Haines
Timothy Haines
	Director	March 19, 2015
/s/ R. Scott Greer
R. Scott Greer
	Director	March 19, 2015
/s/ Kevin O’Boyle
Kevin O’Boyle
	Director	March 19, 2015
/s/ Jeffrey Nugent
Jeffrey Nugent

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, an independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1(4)†	2007 Equity Incentive Plan and forms of award agreements thereunder.

99.2(5)†	2014 Equity Incentive Plan and forms of award agreements thereunder.

99.3(6)†	2014 Employee Stock Purchase Plan.

(1)              Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(2)              Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(3)              Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(4)              Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on September 19, 2014, as amended, and incorporated herein by reference.

(5)              Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(6)              Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

*                      Filed herewith.

†                      Indicates a management contract or compensatory plan or arrangement.